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                                                                    Exhibit 4.19


                         ECHOSTAR COMMUNICATIONS CORPORATION
                              CERTIFICATE OF DESIGNATION

                                   ESTABLISHING THE

                VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS,
                         RESTRICTIONS, AND RELATIVE RIGHTS OF

                  % SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

            ______________________________________________________________

                         pursuant to Section 78.1955 of the
                          General Corporation Law of Nevada
            ______________________________________________________________


  Each of Charles W. Ergen, President, and David K. Moskowitz, the Senior
Vice President, General Counsel and Secretary of EchoStar Communications Corporation (the "Issuer"), a corporation organized and existing under the General Corporation Law of the State of Nevada, does hereby certify that pursuant to authority conferred upon the Board of Directors of the Issuer by its Articles of Incorporation and pursuant to the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada, the Board of Directors, on October 27, 1997, adopted the following resolution establishing the Issuer's ____% Series C Cumulative Convertible Preferred Stock, which resolution remains in full force and effect. Certain capitalized terms used herein are defined in
Article 11.

    RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $0.01 par value, of the Corporation, to be designated "____% Series C Cumulative Convertible Preferred Stock" (referred to herein as the "Series C Preferred Stock"), having the number of shares and, to the extent that the


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    designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such Series C Preferred Stock are not stated and expressed in the Articles of Incorporation, the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

1    DESIGNATION AND NUMBER OF SHARES

     1.1 The series will be known as the ____% Series C Cumulative Convertible Preferred Stock.

     1.2 The Series C Preferred Stock will be a series consisting of 2,300,000 shares of the authorized but unissued preferred stock of this corporation (the "Issuer").

2    DIVIDENDS

     2.1 Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Series C Preferred Stock at a rate per annum equal to __________% of the liquidation preference per share.

            (a) All dividends will be cumulative, whether or not earned or declared, on a quarterly basis on ______, _______, ______, and _______ of each year, commencing _______, 2000 (each such date being referred to herein as a "Dividend Payment Date"). Each distribution in the form of a dividend shall be payable in arrears to Holders of record as they appear on the stock books of the Issuer on each record date as established by the Board of Directors of the Issuer (the "Dividend Payment Record Date") not more than 60 nor less than ten days preceding a Dividend Payment Date.

             (i) Dividends payable on the Series C Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the Series C Preferred Stock for any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

             (ii) The Series C Preferred Stock will not be entitled to any dividend whether payable in cash, property or securities, in excess of the full cumulative dividends.

             (iii) No interest, or sum of money in lieu of interest, will be payable in respect of any accumulated and unpaid dividends.


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        (b)  Dividends, to the extent declared by the Issuer's Board of
Directors, may, at the option of the Issuer, be paid in cash, by delivery of fully paid and nonassessable shares of Class A Common Stock, or a combination thereof. If the Issuer elects to pay dividends in shares of Class A Common Stock, the number of shares of Class A Common Stock to be distributed will be calculated by dividing such payment by 95% of the Market Value as of the Dividend Payment Record Date.

     2.2 (a) Subject to this Section 2.2, no full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless:

             (i) full cumulative dividends on the Series C Preferred Stock shall have been or contemporaneously are declared and paid in full through the immediately preceding Dividend Payment Date, and

             (ii) if the dividend on the Parity Securities is declared as payable in cash, a sum in cash is set apart for the next succeeding payment on the Series C Preferred Stock at the next succeeding Dividend Payment Date.

If full dividends are not so paid, the Series C Preferred Stock will share dividends pro rata with any Parity Securities.

        (b) No dividends may be paid or set apart for payment on Parity Securities or Junior Securities, except dividends:

             (i) on Junior Securities payable in additional shares of Junior Securities, and

             (ii) on Parity Securities payable in additional shares of Parity Securities or Junior Securities,

provided, however, that, notwithstanding the provisions of Sections 2.2(a)(ii), 2.2(b)(i) and 2.2(b)(ii), whether or not full dividends have been or will be paid in cash on the shares of the Series C Preferred Stock, the Issuer shall be entitled to declare and pay cash dividends on Parity Securities and Junior Securities to the extent that

             (1) the funds for such cash dividend payments are derived, directly or indirectly, from the proceeds of an offering of Parity Securities or Junior Securities with respect to which such cash dividends are to be paid (or a concurrent offering of related securities), and

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             (2)  provided that in connection with such offering it is
     disclosed to the purchasers of such Parity Securities or Junior Securities, as the case may be, in an offering memorandum, prospectus, or similar communication, that a portion of the proceeds thereof may be used for the payment of cash dividends on such securities (any transaction in which the Issuer obtains the right to make cash dividend payments on Parity Securities or Junior Securities pursuant to Clauses 2.2(b)(1) and 2.2(b)(2) being referred to as a "Self-Funding Event").

        (c) No Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto if full cumulative and unpaid dividends have not been paid in cash on the Series C Preferred Stock through the immediately preceding Dividend Payment Date or contemporaneously provided for; provided that, notwithstanding the foregoing:

             (i) cash dividends may be paid on Parity Securities and Junior Securities to the extent permitted by Section 2.2(b), and

             (ii) the Issuer may repurchase, redeem or otherwise retire or set aside funds for those purposes with respect to any Parity Securities or Junior Securities in exchange for or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Parity Securities or Junior Securities, as the case may be, of the Issuer.

        (d)  Reserved.

        (e) Notwithstanding the foregoing, if full dividends have not been declared and paid or set apart on the Series C Preferred Stock and any other Parity Securities, dividends may be declared and paid on the Series C Preferred Stock and such other Parity Securities so long as the dividends are declared and paid PRO RATA so that the amounts of dividends declared per share on the Series C Preferred Stock and such other Parity Securities will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series C Preferred Stock and such other Parity Securities bear to each other; provided, that if such dividends are paid in cash on the other Parity Securities, dividends will also be paid in cash on the Series C Preferred Stock.

        (f)  (i)  Except as provided in Clause (ii) of this Section
2.2(f), the Holders of shares of the Series C Preferred Stock at the close of business on a Dividend Payment Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Issuer's default in payment of the dividend due on that Dividend Payment

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Date. (ii) Holders of shares called for redemption on a Redemption Date which falls between the Dividend Payment Record Date and the Dividend Payment Date will be entitled to receive such dividend on such Redemption Date and will not be entitled to such payment pursuant to Clause (i) hereof. (iii) Except as provided in Clauses (i) and (ii) of this Section 2.2(f), the Issuer shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A Common Stock issued upon conversion.


3  RANKING

     3.1 The Series C Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Issuer, rank:

        (a) senior to all classes of Common Stock and (except as described in Sections 3.3 and 3.4, below) to each series of preferred stock existing on the date of this Certificate of Designation and each other class of capital stock or series of preferred stock issued by the Issuer, which is established after the date of this Certificate of Designation, the terms of which do not expressly provide that such class or series will rank senior to or on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Issuer (collectively, with the Common Stock, referred to as the "Junior Securities");

        (b) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Issuer, which is established after the date of this Certificate of Designation by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Issuer (collectively with the Series A Preferred Stock, referred to as "Parity Securities"); and

        (c) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by the Issuer, which is established after the date of this Certificate of Designation by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up or dissolution of the Issuer including (without limitation) the Series B Preferred Stock (collectively referred to as "Senior Securities").

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     3.2  Except as otherwise provided herein (including, without limitation
Section 8.3 hereof), the Issuer is entitled to amend its articles of incorporation to authorize one or more additional series of preferred stock, file certificates of designation, and issue without restriction, from time to time, any series of Junior Securities, Parity Securities or Senior Securities.

     3.3 The Issuer's Series A Preferred Stock is hereby designated a Parity Security.

     3.4 The Issuer's Series B Preferred Stock is hereby designated a Senior Security.

4  CONVERSION.

     4.1(a) Each Holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 4, any or all of such Holder's shares of Series C Preferred Stock. In such case, the shares of Series C Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Class A Common Stock as is equal, subject to Section 4.6, to:

     THE PRODUCT of the number of shares of Series C Preferred Stock being so converted MULTIPLIED BY

     THE QUOTIENT OF (i) the Liquidation Preference DIVIDED BY (ii) the Conversion Price then in effect,

except that with respect to any share which shall be called for redemption such right shall terminate at the close of business on the second Business Day preceding the Redemption Date unless the Issuer shall default in making the payment due upon redemption thereof.

        (b)  The conversion right of a Holder of Series C Preferred
Stock shall be exercised by the Holder by the surrender of the certificates representing shares to be converted to the Issuer or to the Transfer Agent accompanied by the Conversion Notice.

        (i) Immediately prior to the close of business on the Conversion Date, each converting Holder of Series C Preferred Stock shall be deemed to be the Holder of record of Class A Common Stock issuable upon conversion of such Holder's Series C Preferred Stock notwithstanding that the share register of the Issuer shall then be closed or that certificates representing such Class A Common Stock shall not then be actually delivered to such person.

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        (ii)  Upon notice from the Issuer, each Holder of Series C Preferred
     Stock so converted shall promptly surrender to the Issuer or the Transfer Agent certificates representing the shares so converted (if not previously delivered), duly endorsed in blank or accompanied by proper instruments of transfer.

        (iii) On any Conversion Date, all rights with respect to the shares of Series C Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to:(1) receive certificates for the number of shares of Class A Common Stock into which such shares of Series C Preferred Stock have been converted;(2) the payment in cash or shares of Class A Common Stock of any accumulated and unpaid dividends accrued thereon pursuant to Section 4.2 hereof; and (3) exercise the rights to which they are entitled as Holders of Class A Common Stock.

        (c) If the Conversion Date shall not be a Business Day, then such conversion right shall be deemed exercised on the next Business Day.

     4.2 When shares of Series C Preferred Stock are converted pursuant to this Section 4, all accumulated and unpaid dividends (whether or not declared or currently payable) on the Series C Preferred Stock so converted to (and not including) the Conversion Date shall be due and payable, at the Issuer's option,

        (a)in cash;

        (b)  in a number of fully paid and nonassessable shares of Class
A Common Stock equal to the quotient of (i) the amount of accumulated and unpaid dividends payable to the Holders of Series C Preferred Stock hereunder, DIVIDED BY (ii) 95% of the Market Value for the period ending on the Conversion Date; or

        (c)a combination thereof.

     4.3 The Conversion Price shall be subject to adjustment if any Conversion Price Adjustment Event described in Section 4.3(a) occurs. The adjustment will be accomplished from time to time as described in Section 4.3(b).

        (a)  In case the Issuer shall at any time or from time to time:

        (i) make a redemption payment or pay a dividend (or other distribution) payable in shares of Class A Common Stock to all Holders of any class of Capital Stock of the Issuer (other than the issuance of shares of Class A Common Stock

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     in connection with the payment in redemption for, of dividends on, or the conversion of the Series C Preferred Stock);

        (ii) make any issuance to all Holders of shares of Common Stock of rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at less than Market Value as of the date of conversion or exchange; PROVIDED, HOWEVER, that no adjustment shall be made with respect to such a distribution to the extent the Holder of shares of Series C Preferred Stock would be entitled to receive such rights, option or warrants upon conversion at any time of shares of Series C Preferred Stock into Class A Common Stock and PROVIDED FURTHER that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur,

        (iii) any subdivision, combination or reclassification of any class of Common Stock,

        (iv) any distribution consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which Section 4.5 applies) to all Holders of shares of any class of Common Stock (which distribution is not also being made to the holders of the Series C Preferred Stock based on the number of shares of Class A Common Stock into which the Series C Preferred Stock is then convertible unless the Class A Common Stock does not share PRO RATA in such distribution) in an aggregate amount that, combined together with (1) all other such all-cash distributions made within the then-preceding 12-months in respect of which no adjustment has been made and (2)any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Issuer or any of its Subsidiaries for shares of any class of Common Stock concluded within the then-preceding 12-months in respect of which no adjustment has been made, exceeds 15% of the Issuer's Market Capitalization on the record date of such distribution,

        (v)the completion of a tender or exchange offer made by the Issuer or any of its Subsidiaries for shares of any class of Common Stock that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer by the Issuer or any of its Subsidiaries for shares of any class of Common Stock expiring within the then-preceding 12-months in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (iv) above to all Holders of shares of

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     any class of Common Stock within the then-preceding 12-months in respect of which no adjustments have been made, exceeds 15% of the Issuer's Market Capitalization just prior to the expiration of such tender offer, or

        (vi) a distribution to all Holders of any class of Common Stock
     (which distribution is not also being made to the holders of the Series C Preferred Stock based on the number of shares of Class A Common Stock into which the Series C Preferred Stock is then convertible unless the Class A Common Stock does not share PRO RATA in such distribution) consisting of evidences of indebtedness, shares of capital stock other than Common Stock of EchoStar or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above).

        (b) If any Conversion Price Adjustment Event occurs, the Issuer will calculate the adjustment to the Conversion Price as follows for each specific event. In the following descriptions, the variables have the following definitions:

C EQUALS THE TOTAL NUMBER OF SHARES OF SERIES C PREFERRED STOCK OUTSTANDING AT THE TIME OF THE CONVERSION PRICE ADJUSTMENT EVENT;

U EQUALS THE NUMBER OF SHARES OF COMMON STOCK UNDERLYING RIGHTS, OPTIONS, OR WARRANTS ISSUED ENTITLING THE HOLDERS TO SUBSCRIBE FOR OR PURCHASE SHARES OF COMMON STOCK OR SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR SHARES OF COMMON STOCK ISSUED IN THE CONVERSION PRICE ADJUSTMENT EVENT;

X EQUALS THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE CONVERSION PRICE ADJUSTMENT EVENT (NOT INCLUDING UNEXERCISED OPTIONS, WARRANTS, OR RIGHTS);

Y EQUALS THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK OUTSTANDING IMMEDIATELY AFTER THE CONVERSION PRICE ADJUSTMENT EVENT (NOT INCLUDING UNEXERCISED OPTIONS, WARRANTS, OR RIGHTS);

Z EQUALS THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AT THE TIME OF THE CONVERSION PRICE ADJUSTMENT EVENT.

CASH EQUALS ANY DISTRIBUTION CONSISTING EXCLUSIVELY OF CASH (EXCLUDING ANY CASH DISTRIBUTED UPON A MERGER OR CONSOLIDATION TO WHICH SECTION 4.5 APPLIES) TO ALL HOLDERS OF SHARES OF ANY CLASS OF COMMON STOCK IN AN AGGREGATE AMOUNT THAT, COMBINED TOGETHER WITH (1) ALL OTHER SUCH ALL-CASH DISTRIBUTIONS MADE WITHIN THE

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      THEN-PRECEDING 12-MONTHS IN RESPECT OF WHICH NO ADJUSTMENT HAS BEEN MADE
      AND (2) ANY CASH AND THE FAIR MARKET VALUE OF OTHER CONSIDERATION PAID OR PAYABLE IN RESPECT OF ANY TENDER OFFER BY THE ISSUER OR ANY OF ITS SUBSIDIARIES FOR SHARES OF ANY CLASS OF COMMON STOCK CONCLUDED WITHIN THE THEN-PRECEDING 12-MONTHS IN RESPECT OF WHICH NO ADJUSTMENT HAS BEEN MADE PURSUANT TO SECTION 4.3(A)(IV);

EXP EQUALS THE EXERCISE PRICE OR OTHER CONSIDERATION TO BE PAID BY THE HOLDER UPON THE EXERCISE OF OR CONVERSION OF "U";

MC    EQUALS MARKET CAPITALIZATION;

MV EQUALS MARKET VALUE PER SHARE OF THE CLASS A COMMON STOCK OR THE FAIR MARKET VALUE OF THE CLASS B COMMON STOCK OR CLASS C COMMON STOCK (AS THE LATTER MAY BE DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS OF THE ISSUER) AS OF THE DATE OF CONVERSION OR EXCHANGE OF "U";

#SH EQUALS THE NUMBER OF SHARES IN THE CLASS OF COMMON STOCK RECEIVING THE DISTRIBUTION CONTEMPLATED IN SECTION 4.3(A)(VI) OR SUBJECT TO THE TENDER OFFER CONTEMPLATED IN SECTION 4.3(A)(V);

TOFF EQUALS THE AGGREGATE CONSIDERATION THAT, TOGETHER WITH (1) ANY CASH AND OTHER CONSIDERATION PAYABLE IN A TENDER OR EXCHANGE OFFER BY THE ISSUER OR ANY OF ITS SUBSIDIARIES FOR SHARES OF ANY CLASS OF COMMON STOCK EXPIRING WITHIN THE THEN-PRECEDING 12-MONTHS IN RESPECT OF WHICH NO ADJUSTMENT HAS BEEN MADE AND (2) THE AGGREGATE AMOUNT OF ANY SUCH ALL-CASH DISTRIBUTIONS REFERRED TO IN SECTION 4.3(A)(IV) TO ALL HOLDERS OF SHARES OF ANY CLASS OF COMMON STOCK WITHIN THE THEN-PRECEDING 12-MONTHS IN RESPECT OF WHICH NO ADJUSTMENTS HAVE BEEN MADE;

TOFF/S EQUALS THE TENDER OFFER PRICE, PER SHARE;

TPUR  EQUALS THE NUMBER OF SHARES PURCHASED IN THE TENDER OFFER;

VALUE EQUALS THE AGGREGATE FAIR MARKET VALUE OF THE DISTRIBUTION
      DESCRIBED IN SECTION 4.3(A)(VI), AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS OF THE ISSUER.

CP EQUALS THE CONVERSION PRICE IMMEDIATELY PRIOR TO THE CONVERSION PRICE ADJUSTMENT EVENT;

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ACP   EQUALS THE CONVERSION PRICE IMMEDIATELY AFTER THE CONVERSION PRICE
      ADJUSTMENT EVENT;

      (i) In the case of an event described in Sections 4.3(a)(i) or 4.3(a)(iii), the Conversion Price in effect immediately before such event shall be adjusted pursuant to the following formula: X/Y MULTIPLIED BY CP=ACP.(1)

      (ii) In the case of an event described in Section 4.3(a)(ii), the Conversion Price in effect immediately before such event shall be adjusted pursuant to the following formula: X/(X+U((MV-ExP)/MV)) MULTIPLIED BY CP=ACP.(2) If any options, warrants, convertible securities, or other rights of the nature described in Section 4.3(a)(ii) ("Rights") expire without exercise or conversion, the Conversion Price will be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon the exercise or conversion of such Rights.

      (iii) In the case of an event described in Section 4.3(a)(iv), the Conversion Price in effect immediately before such event shall be adjusted pursuant to the following formula: CP-((Cash-15%MC)/C)=ACP.(3)

   There will be no adjustment to the Conversion Price pursuant to Clause 4.3(a)(iv) if (Cash-15% MC) is less than or equal to zero.

      (iv) In the case of an event described in Section 4.3(a)(v), and if the tender offer price or exchange offer price per share is greater than Market Value, the Conversion Price in effect immediately before such event shall be adjusted


____________________________________

1. For example, where X=12 million shares, and 500,000 shares are being issued in the Conversion Price Adjustment Event (Y=12,500,000), and CP is $32.00, the Adjusted Conversion Price (ACP) is $30.72.


2. For example, where X=12 million shares, and U=500,000 shares, MV is $40, ExP is $35, and CP is $32.00, the Adjusted Conversion Price (ACP) is $31.83. If ExP is $0, the Adjusted Conversion Price (ACP) is $30.72.

3. For example, where Cash distributed equals $20,000,000, Market Capitalization equals $100,000,000 (15%MC=$15,000,000), CP equals $32.00 and there are 2,000,000 shares of Series C Preferred Stock outstanding (C), the Adjusted Conversion Price (ACP) is $29.50.

   pursuant to the following formula:  CP-((TPur MULTIPLIED BY
   (TOff/S-MV))/(#SH-TPur))=ACP.(4)

   There will be no adjustment to the Conversion Price pursuant to Clause 4.3(a)(v) if TOff/S is less than or equal to Market Value or if TPur MULTIPLIED BY TOff/S is less than 15% MC.

      (v) In the case of an event described in Section 4.3(a)(vi), the Conversion Price in effect immediately before such event shall be adjusted pursuant to the following formula: CP-(Value/#SH)=ACP.(5)

An adjustment made pursuant to this Section 4.3 shall become effective: (x) in the case of a Conversion Price Adjustment Event described in Section 4.3(a)(i),
(ii), (iv) or (vi), immediately following the close of business on the record date for the determination of Holders of Common Stock entitled to participate in such event; or (y) in the case of a Conversion Price Adjustment Event described in Section 4.3(a)(iii), the close of business on the day upon which such corporate action becomes effective; or (z) in the case of a Conversion Price Adjustment Event described in Section 4.3(a)(v), the close of business on the day of the completion of such tender offer or exchange offer.

      (c) Notwithstanding anything herein to the contrary, no adjustment under this Section 4.3 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time, if ever, of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

      (d) Notwithstanding anything to the contrary contained in this Certificate of Designation, no Conversion Price adjustment will be made as a result of the issuance of Class A Common Stock on conversion of the Series A Preferred Stock, Series C Preferred Stock, or the Class B Common Stock.


____________________________________

4. For example, where TOff/S is $45.00 at a time when MV is $35, CP equals $32.00, 1,000,000 shares were purchased in the tender offer (TPur), and there were 12,000,000 shares of the class outstanding (#SH), the Adjusted Conversion Price (ACP) is $31.09.

5. For example, where CP is $32.00, Value equals $1,500,000, and there were 12,000,000 shares of the class outstanding (#SH), ACP is $31.875.

      (e) Each event requiring adjustment to the Conversion Price shall require only a single adjustment even though more than one of the adjustment clauses set forth in Section 4.3(a), Section 4.4, or Section 4.5, may be applicable to such Conversion Price Adjustment Event.

      (f) If the Issuer shall take a record of the Holders of any class of its Capital Stock for the purpose of entitling them to receive a dividend or other distribution which would otherwise constitute a Conversion Price Adjustment Event, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

      (g) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Issuer promptly shall deliver to each registered Holder of Series C Preferred Stock a certificate signed by an authorized officer of the Issuer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

      (h) The Issuer reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Issuer elects to make such a reduction in the Conversion Price, the Issuer will comply with the requirements of Rule 14e-1 under the 1934 Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

     4.4 In the event the Issuer distributes rights or warrants (other than those referred to in Section 4.3(a)(ii)) pro rata to all Holders of shares of any class of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Issuer, the Holder of any Series C Preferred Stock surrendered for conversion will, in the discretion of the Issuer and subject to the last paragraph of this Section 4.4, be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows:

      (a)if such conversion occurs on or prior to the date for the distribution to the Holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a Holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants, and

      (b) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a Holder of the number of shares of common stock of EchoStar into which such Series C Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

 In the event the Holders of the Series C Preferred Stock are not entitled to receive such rights or warrants pursuant to Section 4.4(a) or 4.4(b), the Conversion Price will be subject to adjustment upon any declaration or distribution of such rights or warrants pursuant to Section 4.3, above.

     4.5(a)  In case of:

      (i) any capital reorganization or reclassification or other change of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or

      (ii) any consolidation or merger of the Issuer with or into another Person (other than a consolidation or merger in which the Issuer is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or

      (iii) any sale or other disposition to another Person of all or substantially all of the assets of the Issuer (other than the sale, transfer, assignment or distribution of shares of capital stock or assets to a Subsidiary)

(any of the events described in Section 4.5(a) being referred to in this Section
4.5 as a "Transaction"), then the adjustment described in Section 4.5(b) will be made.

      (b) Each share of Series C Preferred Stock then outstanding shall, without the consent of any Holder of Series C Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Issuer or another issuer) or property or cash receivable upon such Transaction by a Holder of the number of shares of Class A Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event.

      (c) The provisions of this Section 4.5 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 4.5 shall be the sole right of Holders of Series C Preferred Stock in connection with any Transaction and such Holders shall have no separate vote thereon.

     4.6 In the case of any distribution by the Issuer to its stockholders of substantially all of its assets, each Holder of Series C Preferred Stock will participate PRO RATA in such distribution based on the number of shares of Class A Common Stock into which such Holders' shares of Series C Preferred Stock would have been convertible immediately prior to such distribution.

     4.7 If, as a result of any Conversion Price Adjustment Event, a Holder of the Series C Preferred Stock becomes entitled to receive upon conversion shares of two or more classes of Capital Stock, the Issuer shall determine the reasonable allocation of the adjusted Conversion Price between the classes of Capital Stock. After such allocation, the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to the Series C Preferred Stock in this Article 4.

     4.8 The Issuer shall at all times reserve and keep available for issuance upon the conversion of the Series C Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series C Preferred Stock.

     4.9 The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Series C Preferred Stock shall be made without charge to the converting Holder of shares of Series C Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Series C Preferred Stock converted; PROVIDED, HOWEVER, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of Series C Preferred Stock converted, and the Issuer shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Issuer the amount of such tax or shall have established to the reasonable satisfaction of the Issuer that such tax has been paid.

5     OPTIONAL REDEMPTION OF SERIES C PREFERRED STOCK

     5.1 (a) Shares of the Series C Preferred Stock will not be redeemable prior to ________, 2000.

      (b) After ______, 2000, the Series C Preferred Stock may be redeemed, in whole or in part, at the option of the Issuer, in cash, by delivery of fully paid and nonassessable shares of Class A Common Stock or a combination thereof, upon not less than 20 days' notice nor more than 60 days' notice, during the twelve-month periods commencing on ___________ of the years indicated below, at the following Redemption Prices per share, plus in each case all accumulated and unpaid dividends to the Redemption Date:
                                                               REDEMPTION
                                                               ----------
      YEAR                                                   PRICE PER SHARE
      ----                                                   ---------------
      2000.................................................        $
      2001.................................................        $
      2002.................................................        $
      2003.................................................        $
      2004 and thereafter.................................        $50.000



      (c) In the event that fewer than all the outstanding shares of the Series C Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

      (d) If the Issuer elects to pay the Redemption Price in shares of Class A Common Stock, the number of shares of Class A Common Stock to be distributed will be calculated by dividing the aggregate Redemption Price payable to any Holder by 95% of the Market Value as of the Redemption Notice Date.

      (e) From and after the applicable Redemption Date (unless the Issuer shall be in default of payment of the Redemption Price), dividends on the shares of the Series C Preferred Stock to be redeemed on such Redemption Date shall cease to accumulate, such shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Issuer (except the right to receive the Redemption Price) will cease.

     5.2 If any dividends on the Series C Preferred Stock are in arrears, no shares of the Series C Preferred Stock will be redeemed unless all outstanding shares of the Series C Preferred Stock are simultaneously redeemed.

     5.3 In the event the Issuer shall elect to redeem shares of the Series C Preferred Stock pursuant to Section 5.1 hereof, the Issuer must provide the Holders with the Redemption Notice as described in Section 5.1(b), and:

      (a) (i) On or before any Redemption Date, each Holder of shares of Series C Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series C Preferred Stock (properly endorsed or assigned for transfer, if the Issuer shall so require and the Redemption Notice shall so state), to the Issuer or the Redemption Agent (if appointed) in the manner and at the place designated in the Redemption Notice.

      (ii) On the first Business Day following the Redemption Date, the Issuer or the Redemption Agent, as applicable, shall pay or deliver to the Holder, whose name appears on such certificate or certificates as the owner thereof, the full Redemption Price due such Holder in cash, in fully paid and nonassessable shares of Class A Common Stock or in a combination thereof.

      (iii) The shares represented by each certificate to be surrendered shall be automatically (and without any further action of the Issuer or the Holder) canceled as of the Redemption Date whether or not certificates for such shares are returned to the Issuer and returned to authorized but unissued shares of preferred stock of no series.

      (iv) If fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without costs to the Holder, together with the amount of cash, if any, in lieu of fractional shares to the extent the Issuer is legally and contractually entitled to pay cash for said fractional shares. If the Issuer is not entitled to pay cash for fractional shares, it shall pay cash to the Holder for the fractional shares when it becomes legally and contractually able to pay such cash.

      (b)  If a Redemption Notice shall have been given as provided in
Section 5.1, dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Issuer with respect to shares so called for redemption (except for the right to receive from the Issuer the Redemption Price) shall cease (excluding any right to receive the dividend payment on shares called for redemption whether the Redemption Date falls between the Dividend Payment Record Date and the Dividend Payment Date) either (i) from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price, in which case such rights shall not terminate at such time and date) or (ii) if the Issuer shall so elect and state in the Redemption Notice, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than 20 days after the date of mailing of the Redemption Notice) on which the Issuer shall irrevocably deposit in trust for the Holders of the shares to be redeemed with a designated Redemption Agent as paying agent sufficient to pay at the office of such paying agent, on the Redemption Date, the Redemption Price. Any money or shares of Class A Common Stock so deposited with such Redemption Agent which shall not be required for such redemption shall be returned to the Issuer forthwith. Subject to applicable escheat laws, any moneys or shares of Class A Common Stock so set aside by the Issuer and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Issuer, after which reversion the Holders of such shares so called for redemption shall look only to the general funds of the Issuer for the payment of the Redemption Price without interest. Any interest accrued on funds held by the Redemption Agent shall be paid to the Issuer from time to time.

      (c) In the event that fewer than all the outstanding shares of the Series C Preferred Stock are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot, as determined by the Issuer, except that the Issuer may redeem such shares held by any Holder of fewer than 100 shares (or shares held by Holders who would hold fewer than 100 shares as a result of such redemption), as may be determined by the Issuer.

      (d) If any Holder whose shares of Series C Preferred Stock are called for redemption pursuant to this Article 5 fails to surrender the certificate representing such shares (or fails to arrange for the appropriate book-entry transfer if a global certificate has been issued), such Holder shall not be entitled to receive payment of the redemption price until the certificate has been surrendered for cancellation or the appropriate book-entry transfer is made. Such Holder will not be entitled to receive any interest on the Redemption Price from the Redemption Date.

6     CHANGE OF CONTROL

     6.1 (a) In the event of a Change of Control, Holders shall, if the Market Value at such time is less than the Conversion Price, have a one time option, upon not less than 30 days' notice nor more than 60 days' notice, to convert all of their outstanding shares of Series C Preferred Stock into shares of Class A Common Stock at an adjusted Conversion Price equal to the greater of:

      (i)  the Market Value as of the Change of Control date and

      (ii) 66.67% of four-fifths of the Conversion Price.

      (b) In lieu of issuing the shares of Class A Common Stock issuable upon conversion in the event of a Change of Control, the Issuer may, at its option, make a cash payment equal to the Market Value of such Class A Common Stock otherwise issuable.

     6.2  The foregoing provision is not waivable by the Issuer.

7     LIQUIDATION PREFERENCE

     7.1 Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, Holders of the Series C Preferred Stock will be entitled to be paid, out of assets of the Issuer available for distribution the Liquidation Preference per share plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, the common stock.

     7.2 If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, the amounts payable with respect to the Series C Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Series C Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Issuer in proportion to the full Liquidation Preference and accumulated and unpaid dividends to which each is entitled.

     7.3 After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the Holders of shares of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets of the Issuer.

     7.4 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or business of the Issuer (other than in connection with the winding up of its business) nor the merger or consolidation of the Issuer with or into any other corporation will be deemed to be a dissolution, liquidation, or winding-up, voluntary or involuntary, of the Issuer.

8     VOTING RIGHTS

     8.1 Holders of the Series C Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or as set forth herein.

     8.2 If dividends on the Series C Preferred Stock are in arrears and unpaid for six quarterly periods, the Holders of the Series C Preferred Stock voting separately as a class with the shares of any other preferred stock or preference securities having similar voting rights will be entitled at the next regular or special meeting of stockholders of the Issuer to elect two directors of the Issuer. Such voting rights will continue only until such time as the dividend arrearage on the Series C Preferred Stock has been paid in full.

     8.3 The affirmative vote or consent of the Holders of at least 66-2/3% of the outstanding Series C Preferred Stock will be required for:

      (a) the issuance of any class of Senior Securities or Parity
Securities (or security convertible into Senior Securities or Parity Securities or evidencing a right to purchase any shares or any class or series of Senior Securities or Parity Securities) (other than additional shares of Series B Preferred Stock or Parity Securities with an aggregate liquidation preference, at any one time outstanding, not to exceed $100 million), and

      (b) amendments to the Issuer's Articles of Incorporation that would affect adversely the rights of Holders of the Series C Preferred Stock, including, without limitation,

      (i) any increase in the authorized number of shares of Series C Preferred Stock and

      (ii) the issuance of any shares of Series C Preferred Stock in excess of the number of shares of such stock authorized in this Certificate of Designation.

In all such cases each share of Series C Preferred Stock shall be entitled to one vote.

     8.4  Except as set forth in this Certificate of Designation,

      (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or

      (b) an increase or decrease in the amount of authorized capital stock of any class, including any preferred stock,

shall not require the consent of the Holders of the Series C Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of the Series C Preferred Stock.

     8.5 Any exercise of the voting rights contained herein will be subject to applicable provisions of the Communications Act including, without limitation, the requirements of prior approval for transfer of control or assignment of Title III licenses (as that term is defined in the Communications
Act).


9     NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS
        AND STOCKHOLDERS.

     9.1 No director, officer, employee, incorporator or stockholder of the Issuer or any of its Affiliates, as such, shall have any liability for any obligations of the Issuer and any of its Affiliates under the Series C Preferred Stock or the Certificate of Designation or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Series C Preferred Stock waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series C Preferred Stock.

10    AMENDMENT, SUPPLEMENT AND WAIVER

     10.1 Without the consent of any Holder of the Series C Preferred
Stock, the Issuer may amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated Series C Preferred Stock in addition to or in place of certificated Series C Preferred Stock, to provide for the assumption of the Issuer's obligations to Holders of the Series C Preferred Stock in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Series C Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such Holder.

11    CERTAIN DEFINITIONS

 Set forth below are certain defined terms used in this Certificate of Designation.

     11.1 "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; PROVIDED FURTHER that no individual, other than a director of the Issuer or an officer of the Issuer with a policy making function, shall be deemed an Affiliate of the Issuer or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Issuer or any of its Subsidiaries.

     11.2 "BUSINESS DAY" means any day other than a Legal Holiday.

     11.3 "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

     11.4 "CHANGE OF CONTROL" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or an entity controlled by the Principals and their Related Parties cease to (i) be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 30% of the total Equity Interests in the Issuer and
(ii) have the voting power to elect at least a majority of the Board of Directors of the Issuer; (b) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; (c) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or any entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 30% of the total Equity Interests in the Issuer and have the voting power to elect at least a majority of the Board of Directors of the Issuer, or (d) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

     11.5 "CLASS A COMMON STOCK" means the Issuer's authorized $.01 par value Class A common stock.

     11.6 "CLASS B COMMON STOCK" means the Issuer's authorized $.01 par value Class B common stock.

     11.7 "CLASS C COMMON STOCK" means the Issuer's authorized $.01 par value Class C common stock.

     11.8 "COMMON STOCK" means the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock, collectively or individually.

     11.9 "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

     11.10 "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Issuer who: (a) was a member of such Board of Directors on the Issuance Date; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     11.11 "CONVERSION DATE" shall be the date the Issuer or the Transfer Agent receives the Conversion Notice.

     11.12 The "CONVERSION NOTICE" is written notice from the Holder to the Issuer stating that the Holder elects to convert all or a portion of the shares of Series C Preferred Stock represented by certificates delivered to the Issuer or the Transfer Agent contemporaneously. The Conversion Notice will specify or include:

      (i) The number of shares of Series C Preferred Stock being converted by the Holder,

      (ii) The name or names (with address and taxpayer identification number) in which a certificate or certificates for shares of Class A Common Stock are to be issued,

      (iii) A written instrument or instruments of transfer in form reasonably satisfactory to the Issuer or the Transfer Agent duly executed by the Holder or its duly authorized legal representative, and

      (iv)  Transfer tax stamps or funds therefor, if required pursuant to
   Section 4.9.

     11.13 The "CONVERSION PRICE" shall initially be $______, subject to adjustment as set forth in Section 4.3.

     11.14 "CONVERSION PRICE ADJUSTMENT EVENTS" are any of those events specified in Section 4.3(a).

     11.15 "DIVIDEND PAYMENT DATE" is as defined in Section 2.1, above.

     11.16 "DIVIDEND PAYMENT RECORD DATE" is as defined in Section 2.1, above.

     11.17 "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     11.18 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     11.19 "FCC" means Federal Communications Commission.

     11.20 "HOLDER" means a Person in whose name shares of Capital Stock is registered.

     11.21 "ISSUANCE DATE" means the date on which the Series C Preferred Stock is originally issued under this Certificate of Designation.

     11.22 "ISSUER" means EchoStar Communications Corporation, a Nevada corporation.

     11.23 "JUNIOR SECURITY" is as defined in Section 3.1.

     11.24 "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     11.25 "LIQUIDATION PREFERENCE" means $50.00 per share of Series C Preferred Stock.

     11.26 "MARKET CAPITALIZATION" means the product of the then-current Market Value times the total number of shares of Class A Common Stock then outstanding.

     11.27 "MARKET VALUE" means, as of any date, the average of the daily closing price for the five consecutive trading days ending on such date. The closing price for each day shall be the last sales price or in case no such reported sales take place on such day, the average of the last reported bid and asked price, in either case, on the principal national securities exchange on which the shares of Class A Common Stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the Nasdaq National Market, or other similar organization if the Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined, in good faith, by the Board of Directors of the Issuer.

     11.28 "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

     11.29 "PARITY SECURITY" is as defined in Section 3.1.

     11.30 "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     11.31 "PRINCIPALS" means Charles W. Ergen, James DeFranco, R. Scott Zimmer, Steven B. Schaver and David K. Moskowitz.

     11.32 "REDEMPTION AGENT" means that Person, if any, appointed by the Issuer to hold funds deposited by the Issuer in trust to pay to the Holders of shares to be redeemed.

     11.33 "REDEMPTION DATE" means that certain date set forth in the Redemption Notice on which date the redemption of the Series C Preferred Stock is completed.

     11.34 "REDEMPTION NOTICE" means that notice to be given by the Issuer to the Holders notifying the Holders as to the redemption, in whole or in part, of the Series C Preferred Stock pursuant to Article 4 hereof. The Redemption Notice shall include the following information: (i) the Redemption Date and the time of day on such date; (ii) the total number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (iii) the Redemption Price (whether to be paid in cash or shares of Class A Common Stock); (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price and delivery of certificates representing shares of Class A Common Stock (if the Issuer so chooses); (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date unless the Issuer defaults in the payment of the Redemption Price; and (vi) the name of any bank or trust company, if any, performing the duties of Redemption Agent.

     11.35 "REDEMPTION NOTICE DATE" means the date the Redemption Notice is first mailed or delivered to any Holder.

     11.36 "REDEMPTION PRICE" means that price established for redemption of the Series C Preferred Stock established in Section 5.1(b) hereof.

     11.37 "RELATED PARTY" means, with respect to any Principal, (a) the spouse and each immediate family member of such Principal and (b) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

     11.38 "SEC" means the Securities and Exchange Commission.

     11.39 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     11.40 "SELF FUNDING EVENT" is as defined in Section 2.2, above.

     11.41 "SERIES A PREFERRED STOCK" means the Issuer's authorized 8% Series A Cumulative Preferred Stock.

     11.42 "SERIES B PREFERRED STOCK" means the Issuer's authorized 12-1/8% Series B Redeemable Exchangeable Preferred Stock due 2004 and any additional series of preferred stock for which the Series B Preferred Stock is exchangeable. The term "Series B Preferred Stock also includes shares of Capital Stock of the Issuer issuable as dividends on the Series B Preferred Stock. The term "Series B Preferred Stock" also includes any Senior Securities or Parity Securities issued in compliance with the certificate of designation for the Series B Preferred Stock.

     11.43 "SERIES C PREFERRED STOCK" means the Series C Preferred Stock authorized in this Certificate of Designation.

     11.44 "SENIOR SECURITIES" is as defined in Sections 3.1 and 3.4.

     11.45 "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

     11.46 The "TRANSFER AGENT" shall be as established pursuant to
Article 12 hereof.

12 TRANSFER AGENT AND REGISTRAR

   The duly appointed Transfer Agent and registrar for the Series C
Preferred Stock shall be American Securities Transfer & Trust, Inc. The Issuer may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Issuer and the Transfer Agent; PROVIDED that the Issuer shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

13 OTHER PROVISIONS

     13.1 With respect to any notice to a Holder of shares of the Series C Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

     13.2 Shares of Series C Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Nevada law, have the status of authorized but unissued shares of preferred stock of the Issuer undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Issuer be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Issuer.



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

     13.3  In the Issuer's discretion, no fractional shares of Class A
Common Stock or securities representing fractional shares of Class A Common Stock will be issued upon conversion, redemption, or as dividends payable on the Series C Preferred Stock. Any fractional interest in a share of Class A Common Stock resulting from conversion, redemption, or dividend payment will be paid in cash based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market (or any national securities exchange or authorized quotation system on which the Class A Common Stock is then listed) at the close of business on the trading day next preceding the date of conversion or such later time as the Issuer is legally and contractually able to pay for such fractional shares.

     13.4 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.

     IN WITNESS WHEREOF, EchoStar Communications Corporation caused this Certificate to be signed by each of Charles W. Ergen, President and David K. Moskowitz, Senior Vice President and Secretary and caused Mr. Ergen's signature to be attested to by David K. Moskowitz in his capacity as Secretary this ____ day of October, 1997.

___________________________      ______________________________________

Charles W. Ergen  President           David K. Moskowitz, Senior Vice
                                 President and Secretary

State of ________________ )
                          )ss.
County of _______________ )

     The foregoing instrument was subscribed to, sworn, and acknowledged before me this ____ day of October, 1997, by David K. Moskowitz, Senior Vice President and Secretary of EchoStar Communications Corporation.

     Witness my hand and official seal.

                                    ______________________________________
                                 Notary Public
                                 Address: _____________________________
                                 ______________________________________

     My commission expires:


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